Exhibit 10.3

AGREEMENT

This Agreement (the “Agreement”), dated as of December 23, 2020, is entered into by and between Q BIOMED INC., a company incorporated under the laws of the State of Nevada (the “Company”), and YA II PN, LTD. (the “Holder”).

BACKGROUND

(A)	The Board of Directors of the Company has authorized the issuance of a series of preferred stock of the Company consisting of 1,000,000 shares, $0.001 par value per share, designated as “Series B Convertible Preferred Stock” (Each such share, a “Series B Preferred Share”) which shall be convertible into Common Stock pursuant to the terms and conditions of the Certificate of Designations, Powers, Preferences and other rights of Preferred Stock and Qualification, Limitations and Restrictions thereof of Series B Convertible Preferred Shares (“Certificate of Designations”).

(B)	As of the date hereof, the Holder is the holder of 503,134 Series B Preferred Shares.

(C)	Pursuant to the Certificate of Designations, the Company shall not incur certain Indebtedness without the consent of the holders of the Series B Preferred Shares.

(D)	The parties desire to enter into this Agreement to pursuant to which, on the terms and conditions set forth herein, the Holder shall consent to the occurrence of certain Indebtedness of the Company and the Company shall modify the Conversion Price with respect to a portion of the Holder’s Series B Preferred Shares.

NOW, THEREFORE, in consideration of the foregoing recitals and representations, warranties and covenants herein set forth, the parties hereto agree as follows:

1.             Definitions and interpretation

1.1       Capitalized terms not otherwise defined herein shall have the meanings set forth in the Certificate of Designations.

2.             Amendments to the Convertible Debentures

In consideration of the mutual promises set forth herein, the parties hereto agree as follows:

2.1      Conversion Price. In accordance with clause (iii) of the definition of “Conversion Price” set forth in the Certificate of Designations, the Conversion Price with respect to the conversion of the next 50,000 Series B Preferred Shares (i.e., shares with a total Liquidation Value of $500,000) converted by the Holder shall be equal to $0.75.

2.2      Consent of Holder. The Holder, as the sole holder of all of the outstanding Series B Preferred Shares, hereby consents to the Company incurring additional Indebtedness in the amount of $500,000 through the issuance of convertible debentures.

3.             Representations and warranties

3.1	Each party to this Agreement represents and warrants to the other as of the date of this Agreement that:

(a)       it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(b)       it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and no further action is required by it, its Board of Directors or managers or its stockholders or members in connection therewith; and

(c)       the obligations assumed by it in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms.

3.2       The Company represents and warrants to the Holder that any shares of Common Stock that may be issued upon conversion of the Series B Preferred Shares as a result of this Agreement have been duly authorized and shall be validly issued and duly authorized.

4.             Counterparts and delivery

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.             Governing law

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Securities Purchase Agreement dated April 6, 2020 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the Company and the Holder have caused this Agreement to be signed by their duly authorized officers.

Q BIOMED INC.

By:	/s/ Denis Corin
Name: Denis Corin
Title: President

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II LLC
Its:	General Partner

By:	/s/ Matt Beckman
Name:	Matt Beckman
Title:	Member